                                                                  Exhibit 2.04








                     MASTER INTELLECTUAL PROPERTY OWNERSHIP
                              AND LICENSE AGREEMENT



                                  BY AND AMONG

                          CADENCE DESIGN SYSTEMS, INC.,

                             CADENCE HOLDINGS, INC.,

                                   TALITY, LP

                                       AND

                               TALITY CORPORATION



                                   DATED AS OF

                                 OCTOBER 4, 2000







                                TABLE OF CONTENTS
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ARTICLE I  DEFINITIONS..........................................................................................1

         SECTION 1.1       CADENCE ELECTRONIC DESIGN TECHNOLOGY.................................................2
         SECTION 1.2       CADENCE PDK TECHNOLOGY...............................................................2
         SECTION 1.3       COPYRIGHTS...........................................................................2
         SECTION 1.4       DERIVATIVE USE.......................................................................2
         SECTION 1.5       DESIGN TOOL TECHNOLOGY...............................................................2
         SECTION 1.6       ELECTRONIC DESIGN TECHNOLOGY.........................................................2
         SECTION 1.7       GROUP................................................................................2
         SECTION 1.8       INTELLECTUAL PROPERTY RIGHTS.........................................................2
         SECTION 1.9       INTERNAL USE.........................................................................3
         SECTION 1.10      JOINTLY-OWNED PDK TECHNOLOGY.........................................................3
         SECTION 1.11      MARKS................................................................................3
         SECTION 1.12      MASK WORK RIGHTS.....................................................................3
         SECTION 1.13      METHODOLOGY TECHNOLOGY...............................................................3
         SECTION 1.14      OTHER INTELLECTUAL PROPERTY RIGHTS...................................................3
         SECTION 1.15      PARTY................................................................................3
         SECTION 1.16      PATENTS..............................................................................3
         SECTION 1.17      PDKS.................................................................................3
         SECTION 1.18      PRE-SEPARATION TECHNOLOGY............................................................4
         SECTION 1.19      PROJECT ALBA METHODOLOGIES...........................................................4
         SECTION 1.20      PROJECT ALBA TERRITORY...............................................................4
         SECTION 1.21      RETAINED INTELLECTUAL PROPERTY RIGHTS................................................4
         SECTION 1.22      SOFTWARE............................................................................ 4
         SECTION 1.23      TALITY DESIGN TOOL TECHNOLOGY........................................................4
         SECTION 1.24      TALITY ELECTRONIC DESIGN TECHNOLOGY..................................................4
         SECTION 1.25      TALITY MARKS.........................................................................4
         SECTION 1.26      TALITY METHODOLOGY TECHNOLOGY........................................................4
         SECTION 1.27      TALITY PDK TECHNOLOGY................................................................4
         SECTION 1.28      TALITY TRANSFERRED TECHNOLOGY........................................................5
         SECTION 1.29      TECHNOLOGY...........................................................................5
         SECTION 1.30      TECHNOLOGY REQUEST...................................................................5
         SECTION 1.31      TRADE SECRETS........................................................................5
         SECTION 1.32      TRANSFERRED INTELLECTUAL PROPERTY RIGHTS.............................................5
         SECTION 1.33      TRANSFERRED PATENTS..................................................................5
         SECTION 1.34      TWG..................................................................................5

ARTICLE II  ASSIGNMENT OF TALITY TRANSFERRED TECHNOLOGY AND TALITY MARKS; RIGHTS IN JOINTLY-OWNED PDK
                  TECHNOLOGY....................................................................................5

         SECTION 2.1       ASSIGNMENT OF TALITY TRANSFERRED TECHNOLOGY..........................................5
         SECTION 2.2       ASSIGNMENT OF TALITY MARKS...........................................................6

                                    i
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         SECTION 2.3       ASSIGNMENT OF JOINT OWNERSHIP INTEREST INJOINTLY-OWNED PDK TECHNOLOGY................6
         SECTION 2.4       RIGHTS TO JOINTLY-OWNED PDK TECHNOLOGY...............................................6
         SECTION 2.5       OWNERSHIP OF OTHER INTELLECTUAL PROPERTY RETAINED BY CADENCE.........................7
         SECTION 2.6       FURTHER ASSURANCES...................................................................8
         SECTION 2.7       AUTHORIZATION TO RECORD..............................................................8
         SECTION 2.8       MISTAKEN ALLOCATIONS.................................................................8
         SECTION 2.9       GOVERNMENTAL APPROVALS AND THIRD-PARTY APPROVALS.....................................8
         SECTION 2.10      PRE-EXISTING LICENSES TO THIRD PARTIES...............................................9
         SECTION 2.11      ASSIGNMENT DISCLAIMER................................................................9

ARTICLE III  LICENSE GRANTS; COVENANT NOT TO SUE................................................................9

         SECTION 3.1       GRANT OF LICENSES BY CADENCE.........................................................9
         SECTION 3.2       GRANT OF LICENSES BY THE PARTNERSHIP................................................11
         SECTION 3.3       NO LICENSE TO IMPROVEMENTS..........................................................12
         SECTION 3.4       NO OTHER RIGHTS.....................................................................12
         SECTION 3.5       MUTUAL COVENANT NOT TO SUE..........................................................13
         SECTION 3.6       RIGHT TO USE INDEPENDENT CONTRACTORS................................................13
         SECTION 3.7       RIGHTS OF SUBSIDIARIES..............................................................13
         SECTION 3.8       THIRD PARTY TECHNOLOGY..............................................................14
         SECTION 3.9       DISCLAIMER..........................................................................14

ARTICLE IV  CLASSIFICATION AND PROTECTION OF TECHNOLOGY; PROSECUTION AND ENFORCEMENT...........................14

         SECTION 4.1       CLASSIFICATION OF TECHNOLOGY; TECHNOLOGY REQUESTS; TECHNOLOGY WORKING GROUP.........14
         SECTION 4.2       PROTECTION OF PRE-SEPARATION TECHNOLOGY.............................................15
         SECTION 4.3       CONFIDENTIALITY.....................................................................16
         SECTION 4.4       PROSECUTION AND MAINTENANCE.........................................................16
         SECTION 4.5       ENFORCEMENT.........................................................................16


ARTICLE V  TERM................................................................................................17

         SECTION 5.1       TERM................................................................................17
         SECTION 5.2       NO TERMINATION......................................................................17

ARTICLE VI  MISCELLANEOUS......................................................................................17

         SECTION 6.1       EXCLUSION OF CONSEQUENTIAL DAMAGES..................................................17
         SECTION 6.2       INCORPORATION BY REFERENCE..........................................................17
         SECTION 6.3       CONFLICTING AGREEMENTS..............................................................17
         SECTION 6.4       ASSIGNMENT..........................................................................17

                     MASTER INTELLECTUAL PROPERTY OWNERSHIP
                              AND LICENSE AGREEMENT

          THIS MASTER INTELLECTUAL PROPERTY OWNERSHIP AND LICENSE AGREEMENT (this "AGREEMENT") is entered into and effective as of October 4, 2000 between Cadence Design Systems, Inc., a Delaware corporation ("CADENCE"), Cadence Holdings, Inc., a Delaware corporation ("Holdings"), Tality, LP, a Delaware limited partnership (the "Partnership") and Tality Corporation, a Delaware corporation ("TALITY"). Capitalized terms used herein and not otherwise defined elsewhere herein shall have the meanings ascribed to them in Article I or in the Separation Agreement (as defined below).

                                    RECITALS

          WHEREAS, Holdings currently owns approximately 98% of the issued and outstanding shares of the capital stock of Tality;

          WHEREAS, Tality is the sole general partner of, and owns both a general and limited partnership interest in, the Partnership;

          WHEREAS, each of the Boards of Directors of Cadence, Tality and Holdings determined that it would be appropriate and desirable for Cadence to transfer (or cause to be transferred) to the Partnership, on behalf of Holdings, and for the Partnership to receive and assume, directly or indirectly, as a contribution from Holdings, certain assets and liabilities of Cadence associated with the Tality Business;

          WHEREAS, Cadence, Tality and Holdings are parties to that certain Master Separation Agreement, dated as of July 14, 2000, as amended or restated (the "SEPARATION AGREEMENT"), pursuant to which Cadence, Tality, Holdings and the Partnership have agreed, subject to certain conditions, to the legal separation of the Tality Business from Cadence's other businesses and to have the Partnership and its Subsidiaries own and operate the entire Tality Business; and

          WHEREAS, all conditions to the Separation have been satisfied or waived; and Cadence, Holdings, the Partnership and Tality now desire to execute and deliver this Agreement to effectuate the transfer of intellectual property from Holdings and from Cadence, on behalf of Holdings, to the Partnership and the granting of the licenses to the Partnership contemplated by the Separation Agreement.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          For purposes of this Agreement, the following capitalized terms shall have the meanings assigned to them below.

          Section 1.1 "CADENCE ELECTRONIC DESIGN TECHNOLOGY" means any Electronic Design Technology that was developed by Cadence or a Subsidiary thereof pursuant to (i) a contract with a third-party customer that was not a customer of the Tality Business or (ii) research and development work conducted independent of any Tality Business project or contract.

          Section 1.2 "CADENCE PDK TECHNOLOGY" means any PDKs developed solely by a business or businesses of Cadence or any of its Subsidiaries other than the Tality Business.

          Section 1.3 "COPYRIGHTS" mean (i) any copyright in any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. Section 101 et. seq., whether registered or unregistered, including any applications for registration thereof, (ii) any corresponding foreign copyrights under the laws of any jurisdiction, in each case, whether registered or unregistered, and any applications for registration thereof, and (iii) moral rights under the laws of any jurisdiction.

          Section 1.4 "DERIVATIVE USE" means, with reference to specified Technology, the right to use such Technology to make any refinement, enhancement, adaptation, variation, improvement, elaboration or other modification of such Technology for the purpose or with the effect of preparing new Technology. "Derivative Use" includes the right to use, execute, display, perform or reproduce the subject Technology, and the right to modify or prepare derivative works based on such Technology, but excludes any right to distribute, license, sublicense, sell or otherwise transfer or make available such Technology to any third party.

          Section 1.5 "DESIGN TOOL TECHNOLOGY" means any Software developed by Cadence or any of its Subsidiaries prior to the date hereof for the commercial EDA market, including source level language code, object code and executable programs.

          Section 1.6 "ELECTRONIC DESIGN TECHNOLOGY" means any Technology owned by Cadence or any of its Subsidiaries and developed prior to date hereof that consists of the complete or partial set of descriptions and representations of a system, integrated circuit or embedded software design. Electronic Design Technology includes the following types of descriptions or representations: specifications, circuit or system documentation, system architecture descriptions, behavioral descriptions, mechanical packaging and enclosure descriptions, RTL descriptions, circuit schematics, gate level netlists, test vectors and programs, test benches, integrated circuit layouts, packaging information and embedded software source code. Electronic Design Technology, in contrast to Methodology Technology, is associated with customer applications, end uses, and specific electronic products, functions or complete systems. Notwithstanding the foregoing, Electronic Design Technology shall not include any PDKs.

          Section 1.7 "GROUP" means the Cadence Group or the Tality Group as appropriate.

          Section 1.8 "INTELLECTUAL PROPERTY RIGHTS" means all rights in, to, or arising under or out of any (i) Patents; (ii) Copyrights; (iii) Mask Work Rights; (iv) Trade Secrets; and (v) all other intellectual or industrial property of any kind or nature, in each case arising under or protected by the laws of any country anywhere in the world, excluding any rights under or in respect of Marks.

          Section 1.9 "INTERNAL USE" means, with reference to specified Technology, the right to use, execute, display, perform or reproduce such Technology, but excludes (i) any right to make Derivative Use of such Technology and (ii) any right to distribute, license, sublicense, sell or otherwise transfer or make available such Technology to any third party.

          Section 1.10 "JOINTLY-OWNED PDK TECHNOLOGY" means any PDKs that were co-developed by the Tality Business and other businesses of Cadence or any of its Subsidiaries, including those set forth on EXHIBIT A.

          Section 1.11 "MARKS" mean fictional business names, trade names, trade dress rights, registered and unregistered trademarks and service marks and logos, including any Internet domain names, and applications therefor, and like intellectual property rights.

          Section 1.12 "MASK WORK RIGHTS" means (i) any rights in maskworks, as defined in 17 U.S.C. Section 901, whether registered or unregistered, including applications for registration thereof, and (ii) any foreign rights in semiconductor topologies under the laws of any jurisdiction, whether registered or unregistered, including applications for registration thereof.

          Section 1.13 "METHODOLOGY TECHNOLOGY" means any Technology owned by Cadence or any of its Subsidiaries and developed prior to the date hereof that is associated with the practices, methods and utility software used to combine commercially available EDA tools into a system to perform the design of electronic systems, circuit design or the design of embedded software. Methodology Technology, as distinct from Electronic Design Technology, focuses on the process to be employed in designing new electronic systems, circuits or embedded software, rather than the end-product or application produced by or with such Technology. Notwithstanding the foregoing, Methodology Technology shall not include any PDKs.

          Section 1.14 "OTHER TRANSFERRED INTELLECTUAL PROPERTY RIGHTS" means all of the Intellectual Property Rights (other than Patents) of Cadence or any of its Subsidiaries that protect, cover, or embody any Tality Transferred Technology.

          Section 1.15 "PARTY" means Cadence or Holdings, on the one hand, and Tality or the Partnership, on the other, and members of the Cadence Group or the Tality Group, as applicable.

          Section 1.16 "PATENTS" means all classes or types of patents, utility models and design patents (including originals, divisions, continuations, continuations-in-part, re-examinations, extensions or reissues), and applications for these classes or types of patent rights in all countries of the world (and any patents issuing thereon).

          Section 1.17 "PDKS" means the data and files unique to a fabrication process, or to a particular customer flow, created by the Tality Business or another business of Cadence or any of its Subsidiaries prior to the date hereof, for use with Cadence EDA tools, and used for such purposes, for illustration, as enabling analog and mixed signal circuit design, layout and verification.

          Section 1.18 "PRE-SEPARATION TECHNOLOGY" has the meaning set forth in Section 4.1(a).

          Section 1.19 "PROJECT ALBA METHODOLOGIES" means any of the "Methodologies" as such term is defined under that certain Master Agreement between Cadence Design Systems Limited and Scottish Enterprise, dated March 24, 1998, as amended.

          Section 1.20 "PROJECT ALBA TERRITORY" means the "Territory" as such term is defined under that certain Master Agreement between Cadence Design Systems Limited and Scottish Enterprise, dated March 24, 1998, as amended.

          Section 1.21 "RETAINED INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section 2.5.

          Section 1.22 "SOFTWARE" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and
(iv) all documentation, including user manuals and training documentation, relating to any of the foregoing.

          Section 1.23     "TALITY DESIGN TOOL TECHNOLOGY" means any Design
Tool Technology developed by the Tality Business pursuant to a third-party customer contract, the terms of which would be violated if the ownership of that Design Tool Technology were not to be transferred to Tality or the Partnership on the date hereof.

          Section 1.24 "TALITY ELECTRONIC DESIGN TECHNOLOGY" means any Electronic Design Technology other than Cadence Electronic Design Technology.

          Section 1.25 "TALITY MARKS" means the Marks of Cadence or any of its Subsidiaries that are identified on EXHIBIT B and that are to be transferred to the Partnership in accordance with Section 2.2 hereof.

          Section 1.26     "TALITY METHODOLOGY TECHNOLOGY" means any
Methodology Technology developed by the Tality Business pursuant to a third-party customer contract, the terms of which would be violated if the ownership of that Methodology Technology were not to be transferred to Tality or the Partnership on the date hereof; PROVIDED, HOWEVER, that the Tality Methodology Technology shall not include any of the Project Alba Methodologies.

          Section 1.27 "TALITY PDK TECHNOLOGY" means all PDKs developed solely by the Tality Business.

          Section 1.28 "TALITY TRANSFERRED TECHNOLOGY" means all Tality Design Tool Technology, Tality Electronic Design Technology, Tality Methodology Technology, and Tality PDK Technology.

          Section 1.29 "TECHNOLOGY" means Software (in both object code and source code form), know-how, engineering, production and other designs, inventions, discoveries, concepts, ideas, methods, processes (including design and manufacturing processes), drawings, specifications, formulae, data bases and documentation thereof, technological models, algorithms, behavioral models, logic diagrams, schematics, test vectors, technical information, documentation, websites, data and other Information.

          Section 1.30     "TECHNOLOGY REQUEST" has the meaning set forth in
Section 4.1(c).

          Section 1.31 "TRADE SECRETS" means any Technology and other commercial or technical Information that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy and any other Information that is proprietary or confidential, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights, Mask Work Rights or Patents.

          Section 1.32 "TRANSFERRED INTELLECTUAL PROPERTY RIGHTS" means the Transferred Patents and the Other Transferred Intellectual Property Rights.

          Section 1.33 "TRANSFERRED PATENTS" means the Patents listed on EXHIBIT C.

          Section 1.34     "TWG" has the meaning set forth in Section 4.1(b).

                                   ARTICLE II

                 ASSIGNMENT OF TALITY TRANSFERRED TECHNOLOGY AND
              TALITY MARKS; RIGHTS IN JOINTLY-OWNED PDK TECHNOLOGY

          Section 2.1      ASSIGNMENT OF TALITY TRANSFERRED TECHNOLOGY.
Cadence, on behalf of Holdings, hereby assigns, transfers, conveys and delivers, and agrees to cause each and every applicable member of the Cadence Group to assign, transfer, convey and deliver to the Partnership and the Partnership hereby accepts from Cadence, or the applicable member of the Cadence Group, all of the right, title and interest in and to the Transferred Intellectual Property Rights of Cadence and the members of the Cadence Group. Cadence, on behalf of Holdings, further assigns, transfers, conveys and delivers, and agrees to cause each and every member of the Cadence Group to assign, transfer, convey and deliver to the Partnership all its (and their) right, title and interest in and to any and all causes of action and rights of recovery for past infringement or misappropriation of the Transferred Intellectual Property Rights.

          Section 2.2 ASSIGNMENT OF TALITY MARKS. Cadence, on behalf of Holdings, hereby assigns, transfers, conveys and delivers to the Partnership, and agrees to cause each and every member of the Cadence Group to assign, transfer, convey and deliver to the Partnership, and the Partnership hereby accepts from Cadence, or the applicable member of the Cadence Group, all of the right, title and interest of Cadence, and the members of the Cadence Group, in and to the Tality Marks, together with all appurtenant goodwill relating thereto.

          Section 2.3 ASSIGNMENT OF JOINT OWNERSHIP INTEREST IN JOINTLY-OWNED PDK TECHNOLOGY. Cadence, on behalf of Holdings, hereby assigns, transfers, conveys and delivers to the Partnership, and agrees to cause each and every member of the Cadence Group to assign, transfer, convey and deliver to the Partnership, and the Partnership hereby accepts from Cadence, or the applicable member of the Cadence Group, an undivided one-half interest (as tenant-in-common) in and to all Intellectual Property Rights (other than Patents) of Cadence, and the members of the Cadence Group that protect, cover, or embody any Jointly-Owned PDK Technology.

          Section 2.4      RIGHTS TO JOINTLY-OWNED PDK TECHNOLOGY.

          (a) Each of Cadence (and the members of the Cadence Group) and Tality (and the Members of the Tality Group) has the right to (i) use and exploit the Jointly-Owned PDK Technology, (ii) license the Jointly-Owned PDK Technology to third parties on a non-exclusive basis, and (iii) transfer its ownership interest in any or all Jointly-Owned PDK Technology to any third party, in each case (x) without restriction (other than, to the extent applicable, the confidentiality obligations of such Party referred to in Section 4.3), (y) without the consent of the other Party, and (z) without the obligation to account to the other Party for profits derived therefrom.

          (b) Should either Cadence (or any member of the Cadence Group) or Tality (or any member of the Tality Group) (the "REGISTERING PARTY") desire at any time to register Copyrights in any Jointly-Owned PDK Technology or seek patent protection for any Jointly-Owned PDK Technology in any jurisdiction, such Party shall notify the other Party (the "NON-REGISTERING PARTY") in writing of its intent and the reasons therefor. The Non-Registering Party promptly shall communicate in writing any objections it may have. In the absence of any written objections within thirty (30) days after the date of its notice, the Registering Party shall be free to proceed with the desired registration in the name of both the Partnership and Cadence. In the event of any such objections by the Non-Registering Party, the parties shall discuss and negotiate reasonably and in good faith to resolve the objections based on each Party's business objectives with respect to the relevant item of Jointly-Owned PDK Technology. If the objections of the Non-Registering Party are not resolved, the Registering Party shall not be permitted to proceed with the proposed copyright registration or patent application. If the Non-Registering Party does not timely object to the copyright registration or patent application proposed by the Registering Party or if any timely objection of the Non-Registering Party is resolved, the Parties shall share equally any actual and reasonable out-of-pocket expenses (excluding the value of the time of either Party's employees) incurred in connection with any such registration or patent application (including the prosecution of such patent application), except as the Parties otherwise may agree in connection with resolving any objections of the Non-Registering Party. The Registering Party promptly shall provide the Non-Registering Party with copies of each application and issued registration or issued patent under this Section 2.4(b).

          (c) Should either Party become aware of any actual infringement or misappropriation of Jointly-Owned PDK Technology, such Party shall communicate promptly the details to the other Party and the parties will meet and confer regarding any enforcement action with respect to such Jointly-Owned PDK Technology. If the Parties decide jointly to bring an action for infringement or misappropriation of such Jointly-Owned PDK Technology, the parties shall equally share all actual and reasonable expenses associated therewith (except for the value of the time of each Party's employees in connection with the action; each Party shall alone bear its employee expenses) and any resulting damages or compensation, including any amounts paid in settlement. If the Parties decide not to jointly bring such an action, either Party or any of its subsidiaries may, at its own expense (including, as the parties shall agree on a case by case basis, compensation, if any, of the other Party for the value of time of the other Party's employees as reasonably required in connection with the action), enforce any Jointly-Owned PDK Technology against any third party infringer or misappropriating person without the consent of the other Party, subject to the following: (i) neither Party shall have any obligation to be joined as a party plaintiff in such action without its prior written consent, which may be granted or withheld in its sole discretion, regardless of whether such joinder is required in order to confer jurisdiction in the jurisdiction in which the action is to be brought; (ii) if either Party brings any such action on its own, including cases in which the other Party consents to be named as party plaintiff, the Party bringing the action agrees to defend, indemnify and hold harmless the other Party for all losses, costs, liabilities and expenses arising out of or related to the bringing of such action; and (iii) the Party bringing such action shall not take any action, or make any admissions, that may affect the validity of any registration for Copyrights in any Jointly-Owned PDK Technology or the confidentiality of any Trade Secrets embodied in any Jointly-Owned PDK Technology without the prior written consent of the other Party. If the enforcing Party or its subsidiaries recovers any damages or compensation for any action the enforcing Party or the subsidiaries of the enforcing Party takes hereunder, including any settlement, the enforcing Party or the subsidiaries of the enforcing Party shall retain one hundred percent (100%) of such damages. If the Parties cooperate in any such enforcement action, then any recovery of damages or compensation shall be allocated pursuant to mutual agreement.

          Section 2.5 OWNERSHIP OF OTHER INTELLECTUAL PROPERTY RETAINED BY CADENCE. All Intellectual Property Rights (other than Patents) of Cadence or any members of the Cadence Group that protect, cover, or embody (i) Cadence Electronic Design Technology; (ii) Cadence PDK Technology; (iii) Methodology Technology other than Tality Methodology Technology; and (iv) Design Tool Technology other than the Tality Design Tool Technology, and all Patents of Cadence or any members of the Cadence Group other than the Transferred Patents (all such Intellectual Property Rights and Patents are referred to collectively herein as the "RETAINED

INTELLECTUAL PROPERTY RIGHTS") shall be retained by the Cadence Group, and the Tality Group shall have no right or license therein except as expressly set forth in Article III or in a separate written agreement into which a member of the Cadence Group and a member of the Tality Group may enter.

          Section 2.6 FURTHER ASSURANCES. Concurrently herewith, Cadence, on behalf of Holdings, shall, and shall cause each and every member of the Cadence Group to, execute and deliver to the Partnership assignments in appropriate form by which Cadence and each such member of the Cadence Group will assign to the Partnership all of the Transferred Intellectual Property Rights and the Tality Marks. Promptly upon the request of the Partnership, Cadence, on behalf of Holdings, further agrees to execute and deliver, and cause each and every member of the Cadence Group to execute and deliver, such additional documents and take such other action as may be necessary or desirable to continue, secure, defend, register, confirm, evidence and otherwise give full effect to and to perfect the rights of the Partnership under this Agreement, including all such documents necessary to perfect, affirm, record and maintain title (to the extent provided herein) in the Partnership, its successor, assigns or other legal representatives to any and all Transferred Intellectual Property Rights and Tality Marks, including all documents necessary to register in the name of the Partnership the assignment of each registered Mark identified on EXHIBIT B and each Patent identified on EXHIBIT C in the appropriate country or countries.

          Section 2.7 AUTHORIZATION TO RECORD. Cadence, within ten (10) days of the effective date hereof, shall authorize and request that the Commissioner of Patents or Commissioner of Trademarks of the United States and each official holding a corresponding position of authority in any country in which Cadence or a Subsidiary of Cadence owns one or more patent or trademark registrations or has pending one or more patent or trademark applications to issue and to record the title of the Partnership as owner of all right, title and interest in and to the registered Marks identified on EXHIBIT B and the Patents identified on EXHIBIT C.

          Section 2.8 MISTAKEN ALLOCATIONS. The Parties acknowledge that there may exist Intellectual Property Rights that the Parties hereafter discover were, contrary to the agreements between the parties, by mistake or omission, transferred or not transferred, as the case may be, to the Partnership. The Parties hereto shall cooperate in good faith to effect the transfer or re-transfer of such Intellectual Property Rights to or by the appropriate Party, in accordance with the procedures specified in Section 4.1, and shall not use the determination that remedial actions need to be taken to alter the original intent of the parties hereto with respect to the Intellectual Property Rights to be transferred to the Partnership. Prior to any such transfer, the Party holding title to such Intellectual Property Rights shall hold the same in trust for the other Party.

          Section 2.9 GOVERNMENTAL APPROVALS AND THIRD-PARTY APPROVALS. If and to the extent that the valid, complete and perfected transfer assignment to the Partnership of any Transferred Intellectual Property Rights would be a violation of applicable laws or require any Third-Party Approval or Governmental Approval, then, unless Cadence shall otherwise determine, the transfer and assignment to the Partnership of such Intellectual Property Rights shall be automatically deemed deferred and any such purported transfer and assignment shall be null and void until such time as all legal impediments are removed and/or such Third-Party Approval or Governmental Approvals have been obtained. If the transfer and assignment of any Intellectual Property Rights intended to be transferred or assigned hereunder is not consummated on the date hereof for any other reason, then the member of the Cadence Group retaining title to such Intellectual Property Rights shall thereafter hold the same for the use and benefit, insofar as reasonably possible, of the Partnership (at the expense of the Partnership). In addition, such member of the Cadence Group shall take such other actions as may be reasonably requested by the Partnership in order to place the Partnership, insofar as reasonably possible, in the same position as if such Intellectual Property Rights had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Intellectual Property Rights, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Intellectual Property Rights, are to inure from and after the date hereof to the Partnership. If and when the Third-Party Approvals and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Intellectual Property Rights pursuant to this Section 2.9, are obtained, the transfer of such Intellectual Property Rights shall be effected in accordance with the terms of this Agreement. The member of the Cadence Group retaining Intellectual Property Rights shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Partnership, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Partnership.

          Section 2.10 PRE-EXISTING LICENSES TO THIRD PARTIES. The assignments contemplated by this Article II are subject to all pre-existing licenses and rights granted by Cadence or any member of the Cadence Group to third parties.

          Section 2.11 ASSIGNMENT DISCLAIMER. TALITY AND THE PARTNERSHIP ACKNOWLEDGE AND AGREE THAT THE FOREGOING ASSIGNMENTS ARE MADE ON AN "AS IS," QUITCLAIM BASIS AND THAT NEITHER CADENCE NOR ANY MEMBER OF THE CADENCE GROUP HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

                                   ARTICLE III

                       LICENSE GRANTS; COVENANT NOT TO SUE

          Section 3.1      GRANT OF LICENSES BY CADENCE.

          (a) Subject to any applicable third-party restriction by which Cadence or any member of the Cadence Group is bound, including any customer-specific confidentiality obligations, as may apply to any particular Methodology Technology, Cadence and each and every member of the Cadence Group hereby grant to the Partnership and each other member of the Tality Group under the Retained Intellectual Property Rights perpetual, irrevocable, worldwide, non-exclusive, royalty-free and fully-paid Internal Use and Derivative Use rights with respect to the Methodology Technology other than the Tality Methodology Technology. The Partnership shall not grant sublicenses under the license to Methodology Technology granted under this Section 3.1(a) except upon terms agreeable to and with the express written consent of Cadence or the member of the Cadence Group, as applicable; PROVIDED, HOWEVER, that the Partnership may grant sublicenses as provided in Section 3.6 and under the following circumstances:

              (1) In the event that the Partnership identifies a customer or business opportunity involving the development or sale (or other commercial exploitation) of Methodology Technology (each, a "METHODOLOGY BUSINESS OPPORTUNITY"), then the Partnership shall promptly present the Methodology Business Opportunity to Cadence, by written notice or mutually agreeable form of electronic communication between the respective executives (or their designees) assigned for this purpose who are identified on EXHIBIT D (each being a "DESIGNATED BUSINESS OPPORTUNITY CONTACT"), and the Partnership shall provide to Cadence through the Designated Business Opportunity Contact, with such notice or as soon as practicable thereafter, reasonably available information with respect to such Methodology Business Opportunity;

              (2) Cadence shall have ten (10) calendar days within which to advise the Tality Designated Business Opportunity Contact that it is interested in pursuing the Methodology Business Opportunity, and to reach agreement with the Partnership on any business terms (including commission, participation, license fee or royalty) and on technical support (as appropriate and necessary); and should Cadence decline the opportunity, or fail to respond within such period, or be unable to so reach agreement on such business terms, then the Partnership may pursue such Methodology Business Opportunity and it shall, for such purposes, be deemed to have been granted by Cadence and each appropriate Subsidiary thereof royalty-free rights to use, practice and exploit the Methodology Technology licensed under this Section 3.1(a), including through the grant of a sublicense under the license granted under this Section 3.1(a), as and to the extent reasonably necessary to pursue such Methodology Business Opportunity and provide the Technology and services required by the relevant customer in connection therewith.

          (b) Subject to any applicable third-party restriction by which Cadence or any member of the Cadence Group is bound, including any customer-specific confidentiality obligations, as may apply to any particular PDK Technology, Cadence and each and every member of the Cadence Group hereby grant to the Partnership and each other member of the Tality Group under the Retained Intellectual Property Rights perpetual, irrevocable, worldwide, non-exclusive, royalty-free and fully-paid (i) Internal Use and Derivative Use rights with respect to the Cadence

PDK Technology and (ii) rights to distribute, sublicense, sell, offer to sell, import, or otherwise transfer or make available to any third party any Cadence PDK Technology. In the event of a conflict between this Agreement and the terms of any third party agreement pursuant to which a PDK licensed hereunder was created, the terms of the third party agreement shall control. If the Partnership requests, Cadence and the members of the Cadence Group, as applicable, shall make a prompt and good-faith effort to assist the Partnership, at the Partnership's expense, in securing from the applicable third party any consent or license required to permit any such PDK to be licensed to the Partnership as contemplated hereby.

          (c) Cadence and each and every member of the Cadence Group hereby grant to the Partnership and each other member of the Tality Group under the Retained Intellectual Property Rights, effective on the second anniversary of the date hereof, perpetual, irrevocable, worldwide, non-exclusive, royalty-free and fully-paid (i) Internal Use and Derivative Use rights with respect to the Methodology Technology other than Tality Methodology Technology; and (ii) rights to distribute, sublicense, sell, offer to sell, import or otherwise transfer or make available to any third party any such Methodology Technology.

          (d) Notwithstanding anything to the contrary contained in this Agreement, neither the Partnership nor any other member of the Tality Group shall be entitled to use the Project Alba Methodologies or to grant any license or sublicense to the Project Alba Methodologies to any third-party for the use of the Project Alba Methodologies in relation to education, research or industrial retraining by any academic higher education institution or research institute or to enable any governmental agency economic development body or other educational establishment to commence a project to establish a design factory in the Project Alba Territory for research into the use of the Project Alba Methodologies for the design of system on chip products, including hardware products.

          Section 3.2      GRANT OF LICENSES BY THE PARTNERSHIP.

          (a) The Partnership hereby grants to Cadence and each other member of the Cadence Group under the Transferred Intellectual Property Rights perpetual, irrevocable, worldwide, non-exclusive, royalty-free and fully-paid Internal Use rights with respect to Tality Electronic Design Technology, solely to the extent the same is reasonably requested or needed by Cadence prior to the second anniversary of the date hereof. Internal Use rights may be exercised by Cadence and other members of the Cadence Group pursuant to the license granted in this Section 3.2(a) solely for the refinement, improvement or elaboration of existing Cadence Design Tool Technology or Methodology Technology and for the verification or validation of Design Tool Technology or Methodology Technology. If Cadence or other members of the Cadence Group intend to exercise any rights under this Section 3.2(a) with respect to Tality Electronic Design Technology in its possession prior to the second anniversary of the date hereof, it will give the Partnership prompt written notice thereof, specifying in such notice the Tality Electronic Design Technology as to which it intends to exercise such rights and the purpose for which such rights will be exercised. If Cadence or other members of the Cadence Group intend to exercise any rights under this Section 3.2(a) with respect to Tality Electronic Design Technology that is not in its possession prior to the second anniversary of the date hereof, it will make a Technology Request (as defined in Section 4.1(c)) and specify in such Technology Request the Tality Electronic Design Technology as to which it intends to exercise such rights and the purpose for which such rights will be exercised. Cadence, and other members of the Cadence Group, will have no rights under this Section 3.2(a) with respect to any Tality Electronic Design Technology that is not identified in written notice or Technology Request given by Cadence, or other members of the Cadence Group, to the Partnership prior to the second anniversary of the date hereof. Cadence, and other members of the Cadence Group, shall not grant sublicenses under the license to Tality Electronic Design Technology granted under this Section 3.2(a) except upon terms agreeable to the Partnership and with the Partnership's express written consent. Subject to the foregoing, Cadence, and other members of the Cadence Group, have no rights to Tality Electronic Design Technology, except as may be granted upon terms agreeable to the Partnership and with the express written consent of the Partnership.

          (b) Subject to any applicable third-party restriction, including any customer-specific confidentiality obligations, as may apply to any particular Tality PDK Technology, the Partnership hereby grants to Cadence and to any member of the Cadence Group (i) perpetual, irrevocable, worldwide, non-exclusive, royalty-free and fully-paid Internal Use and Derivative Use rights to the Tality PDK Technology and (ii) rights to distribute, sublicense, sell, offer to sell, import, or otherwise transfer or make available to any third party any Tality PDK Technology. In the event of a conflict between this Agreement and the terms of any third party agreement pursuant to which a PDK licensed hereunder was created, the terms of the third party agreement shall control. If Cadence requests, the Partnership shall make a prompt and good-faith effort to assist Cadence, at Cadence's expense, in securing from the applicable third party any consent or license required to permit any such PDK to be licensed to Cadence as contemplated hereby.

          Section 3.3 NO LICENSE TO IMPROVEMENTS. All improvements, enhancements, modifications, developments or new Technology or Intellectual Property Rights first conceived, created, invented, discovered, acquired or made by or for Cadence or any member of the Cadence Group, on the one hand, or Tality or any member of the Tality Group, on the other hand, after the date hereof shall be owned by such Party or member of its Group, as applicable. Nothing herein grants to either Party (or member of its Group) any license or other rights to any such improvements, enhancements, modifications, developments or new Technology or Intellectual Property Rights first conceived, created, invented, discovered, acquired or made by or for the other Party (or member of its Group).

          Section 3.4 NO OTHER RIGHTS. No other rights are granted hereunder, by implication, estoppel, statute or otherwise, except as expressly provided herein. Specifically, (i) except as expressly provided herein, nothing in the licenses granted hereunder or otherwise contained in this Agreement shall expressly or by implication, estoppel or otherwise give either Party (or member of its Group) any right to license any Intellectual Property Rights of the other Party (or member of its Group) to others and (ii) no license or immunity is granted by either Party (or member of its Group) directly or by implication, estoppel or otherwise to any third parties acquiring items from the other Party (or member of its Group) for the combination of such Party's products and technologies with other items or for the use of such combination.

          Section 3.5 MUTUAL COVENANT NOT TO SUE. Each of Cadence and each and every member of the Cadence Group and Tality and each and every member of the Tality Group covenants and agrees that it shall not Assert any Covered Patent owned by it against the other Party, or the members of the other Party's Group or their customers (direct or indirect), distributors (direct or indirect), agents (direct or indirect) and contractors (direct or indirect) based on an allegation that the manufacture, use, import, offer for sale or sale of the products of the other Party (or member of its Group) technologies or services that existed on the date hereof, including any enhanced or new versions or any successor products, technologies or services that do not have substantial additional functionality or features, by the other Party or member of its Group, or any process or method employed in the manufacture, testing, distribution or use thereof by the other Party or any member of its Group, constitutes an infringement, contributory infringement of, or an inducement to infringe, any such Covered Patents owned by it. This covenant not to sue shall survive any termination of this Agreement and shall remain in full force and effect until mutually agreed otherwise by the Parties. For the purposes hereof, (i) "ASSERT" means to bring an action of any nature before any legal, judicial, arbitration, administrative, executive or other type of body or tribunal that has or claims to have authority to adjudicate such action in whole or in part (examples of such body or tribunal including, without limitation, United States State and Federal Courts, the United States International Trade Commission and any foreign counterparts of any of the foregoing); and (ii) "COVERED PATENTS" means any Patent owned by a Party or member of its Group with an effective filing date prior to the fifth anniversary of the date of this Agreement.

          Section 3.6      RIGHT TO USE INDEPENDENT CONTRACTORS. Each Party
(and members of its Group) agrees that the other Party (and members of its Group) may retain, subject to the confidentiality restrictions to which reference is made in Section 4.3, independent contractors to assist with the design, development, testing, improvement, maintenance and support of the other Party's products, technologies and services, and the grant of Internal Use or Derivative Use rights by such Party shall be deemed to permit such other Party to utilize such contractors in connection with the exercise of such rights hereunder; PROVIDED, HOWEVER, that, absent the express written consent of the other Party, a Party (and members of its Group) shall make no disclosures of any Confidential Information to independent contractors that are direct competitors of the other Party.

          Section 3.7 RIGHTS OF SUBSIDIARIES. The right of a member of the Tality Group other than the Partnership or a member of the Cadence Group other than Cadence to exercise the rights licensed under Section 3.1 and Section 3.2, respectively, is subject to such member agreeing in writing to be bound by the terms and conditions hereof. A license to a particular member of the Tality Group or the Cadence Group granted pursuant to Section 3.1 or Section 3.2 shall terminate upon the date that such member ceases to be a Subsidiary of the Partnership or Cadence, as the case may be.

          Section 3.8 THIRD PARTY TECHNOLOGY. The assignment of any applicable license agreements with respect to Technology owned by a third party and licensed to Cadence or any member of the Cadence Group are set forth in a separate General Assignment and Assumption Agreement between the parties.

          Section 3.9 DISCLAIMER. EACH PARTY (AND MEMBER OF ITS GROUP) IS LICENSING TO THE OTHER PARTY (AND MEMBER OF ITS GROUP) SUCH PARTY'S TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS ON AN "AS IS" BASIS AND EACH PARTY HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO SUCH TECHNOLOGY OR INTELLECTUAL PROPERTY LICENSED BY IT HEREUNDER, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS A WARRANTY OR REPRESENTATION AS TO THE VALIDITY, ENFORCEABILITY OR SCOPE OF ANY CLASS OR TYPE OF INTELLECTUAL PROPERTY RIGHTS.

                                   ARTICLE IV

                  CLASSIFICATION AND PROTECTION OF TECHNOLOGY;
                          PROSECUTION AND ENFORCEMENT

          Section 4.1 CLASSIFICATION OF TECHNOLOGY; TECHNOLOGY REQUESTS; TECHNOLOGY WORKING GROUP.

          (a) The unilateral, good-faith determination of each Party shall govern the identification, classification and ownership of all Design Tool Technology, Electronic Design Technology and Methodology Technology for the purposes of this Agreement (collectively, "PRE-SEPARATION TECHNOLOGY").

          (b) Promptly after the date hereof, the Parties shall form a Technology Working Group (the "TWG"), which shall consist of four members, two of whom will be designated by each Party, to assist in resolving questions of classification, ownership or rights of use, of Pre-Separation Technology. Each Party may change its designees on the TWG at any time and from time to time upon written notice to the other Party.

          (c) Either Cadence or the Partnership may request in writing (each a "TECHNOLOGY REQUEST") access to Pre-Separation Technology that the requesting Party believes to be in the possession of the other Party (including the members of its Group). Either Party also may make a Technology Request in order to resolve an issue of classification, ownership or license rights as to Technology in its possession or in the possession of the other Party (including the members of its Group). Each Technology Request may include, in addition to a request for access (where applicable), a request that the other Party respond to the requesting Party and state, if requested, its position regarding the classification, ownership or license rights associated with the Pre-Separation Technology that is the subject of the Technology Request. The receiving Party shall promptly and in good faith respond to each Technology Request made by the requesting Party, and in any case shall respond within fourteen (14) calendar days after receipt of each Technology Request. Notwithstanding the foregoing, nothing in this
Section 4.1 alters the ownership or license rights of or with respect to Pre-Separation Technology, as provided in Article II and Article III hereof.

          (d) A Party making a Technology Request that is not satisfied or disagrees with, or seeks clarification of, the response to such Technology Request given by the other Party, or if such Party has not received timely response from the other Party, shall refer such matter to the TWG, which, acting by consensus, shall use all commercially reasonable efforts to resolve such matter in manner consistent with the intent and spirit of this Agreement. The TWG shall seek to respond to each Technology Request within five (5) business days after receipt, and each Party shall cooperate in good faith and promptly and fully respond to any information requests of the TWG. If a request is made by a Party for expedited treatment of any such matter, the other Party will make a good faith effort to accommodate an accelerated decision process.

          (e) The resolution recommended by a majority of members of the TWG shall be binding upon both Parties (and the members of their respective Groups), subject to the right of either Party to request a review of such resolution through the internal escalation procedure specified in this Section 4.1(e). A Party requesting such review may escalate the disputed matter, first, to the respective Technology Managers appointed for such purpose by the Partnership and Cadence, who shall meet promptly, review such resolution and determine whether any adjustment to such resolution is appropriate and, then, if the matter is not resolved to the satisfaction of each Party and further escalation desired by either Party, to the respective Product Line Vice-Presidents, or equivalent position, as identified by each of the Partnership and Cadence, and then, if further escalation is necessary, to the Chief Executive Officer of each of the Partnership and Cadence. The foregoing escalation process also shall apply if the TWG is unable to arrive at a recommended resolution by vote of a majority of its members within such five (5) business day period. Any such disputes remaining after this escalation process shall be resolved by binding arbitration in accordance with the applicable provisions of Section 4.4 of the Separation Agreement.

          (f)       Except as otherwise indicated, the provisions of this
Section 4.1 shall expire three (3) years from the date hereof; provided however that each Party shall continue to comply with the applicable terms of the licenses of Pre-Separation Technology granted in Article III.

          Section 4.2      PROTECTION OF PRE-SEPARATION TECHNOLOGY.

          (a) Each Party (and member of its Group) shall treat all Pre-Separation Technology owned by the other Party (and members of its Group) as confidential and take all reasonable measures to protect the secrecy, and avoid the disclosure or use, of such Pre-Separation Technology, except as expressly permitted under this Agreement or otherwise as authorized by the written consent of Party owning the Pre-Separation Technology. Such measures shall include, but not be limited to using at least the degree of care that the non-owning Party customarily uses to protect its own confidential information of a similar nature. Each Party agrees to notify the other Party in writing promptly upon becoming aware of any prohibited disclosure or misuse or misappropriation of Pre-Separation Technology owned by the other Party. The obligations of the Parties under this Section 4.2 are supplemental to, and do not serve to diminish, the obligations of the Parties under the Master Confidentiality Agreement between the Parties dated the date hereof.

          (b) The Parties agree that it is in their mutual interest to coordinate means by which Pre-Separation Technology protected under this Agreement is affixed with an appropriate restrictive legend, or equivalent (for purposes of Software or other electronic embodiment of Technology), and agree to use the TWG for the purpose of developing and implementing agreed procedures.

          (c) Within sixty (60) days after the date hereof, the TWG shall consider and determine whether it is timely and appropriate for both Parties to review the Pre-Separation Technology in their possession for the purposes of preparing a formal schedule of such Pre-Separation Technology and evaluating whether and to what extent patent protection of such Pre-Separation Technology should be sought.

          Section 4.3 CONFIDENTIALITY. Subject to Section 4.2(a), the terms of the Master Confidentiality Agreement, including without limitation
Section 2.9 thereof, shall apply to any Highly Confidential or Confidential Information (as defined therein) which is included in the Pre-Separation Technology that is assigned or licensed pursuant to this Agreement.

          Section 4.4 PROSECUTION AND MAINTENANCE. Neither Party, in respect of any Patents owned by it, is under any obligation to the other Party file or continue the prosecution of any patent application, secure any patent or maintain any patent in force or otherwise obtain, maintain or protect any Patent.

          Section 4.5 ENFORCEMENT. Neither Party, in respect of any Intellectual Property Rights owned by it, is under any obligation to the other Party to bring or prosecute actions or suits against third parties for infringement or misappropriation of such Intellectual Property Rights or to defend any action or suit brought by a third party which challenges or concerns the validity of any of such Intellectual Property rights or which claims that any Pre-Separation Technology assigned or licensed to the other Party hereunder infringes any Patent, Copyright, Mask Work Right or other intellectual property right of any third party or constitutes a misappropriated Trade Secret of any third party. The Partnership shall not have any right to institute any action or suit against third parties for infringement or misappropriation of any of the Patents, Copyrights, Mask Work Rights or Trade Secrets protecting, covering or embodying the Pre-Separation Technology licensed to the Partnership under
Section 3.1 and Cadence shall not have any right to institute any action or suit against third parties for infringement or misappropriation of any of the Patents, Copyrights, Mask Work Rights or Trade Secrets protecting, covering or embodying the Pre-Separation Technology licensed to Cadence under Section 3.2.

                                    ARTICLE V

                                      TERM

          Section 5.1 TERM. This Agreement shall commence on the date hereof and continue in perpetuity; provided that the terms hereof applicable to any Patents licensed pursuant to Section 3.1 or 3.2 shall not apply to any issued Patent that has expired or lapsed.

          Section 5.2 NO TERMINATION. This Agreement and each license granted hereunder shall not be terminable by either Party and the rights granted under this Agreement shall continue in full force and effect, notwithstanding any material breach of any term hereof by either Party or member of its respective Group. In the event of a breach of any term of this Agreement by either Party or member of its Group, the other Party may bring any action against the breaching Party, subject to the applicable requirements of Section
5.4 of the Separation Agreement, and may, subject to Section 6.1, seek any and all relief and remedies other than termination of this Agreement or the licenses granted to the breaching Party hereunder.

                                   ARTICLE VI

                                  MISCELLANEOUS

          Section 6.1      EXCLUSION OF CONSEQUENTIAL DAMAGES. IN NO EVENT
SHALL ANY PARTY OR MEMBER OF ITS GROUP HEREUNDER BE LIABLE TO ANOTHER PARTY OR MEMBER OF ITS GROUP, FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES

          Section 6.2 INCORPORATION BY REFERENCE. Section 4.4 and all of the provisions of Article V of the Separation Agreement (except for Sections 5.1, 5.7 and 5.13 thereof) are incorporated into and made a part of this Agreement, as if fully set forth herein.

          Section 6.3 CONFLICTING AGREEMENTS. In the event of any irreconcilable conflict between this Agreement and the Separation Agreement, any other Ancillary Agreement or other agreement executed in connection herewith or therewith, the provisions of such other agreement shall prevail to the extent that they specifically address the subject matter of the conflict.

          Section 6.4 ASSIGNMENT. Neither Party (or member of its Group) may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this

Agreement or the rights and obligations of such Party hereunder, without the other Party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other Party; provided however that (i) no assignment shall limit or affect assigning Party's obligations hereunder; and (ii) the other Party shall not unreasonably withhold its consent to any assignment of this Agreement as a whole to a Person that succeeds to all or substantially all of the business or assets of such Party (it being agreed and understood that it would not be unreasonable for the other Party to withhold its consent in connection with a proposed sale to or acquisition by a Person that is a direct competitor of the other Party). Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

          WHEREFORE, the Parties have executed and delivered this Agreement effective as of the date first set forth above.

CADENCE DESIGN SYSTEMS, INC.            TALITY, LP

By:   /s/R.L. Smith Mckeithen           By:  TALITY CORPORATION,
   ------------------------------                AS GENERAL PARTNER
Name: R. L. Smith McKeithen                     By:  /s/Duane W. Bell
Title: Senior Vice President and                  ---------------------
General Counsel                                 Name:   Duane W. Bell
                                                Title:  Senior Vice President,
                                                        Chief Financial Officer


CADENCE HOLDINGS, INC.                  TALITY CORPORATION

By:    /s/R.L. Smith McKeithen          By:    /s/Duane W. Bell
   -----------------------------           -----------------------
Name: R.L. Smith McKeithen              Name:    Duane W. Bell
Title: Secretary                        Title:   Senior Vice President,
                                                 Chief Financial Officer